CUSIP: 29382R107

Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: February 13, 2023

ESTATE OF WALTER F. ULLOA

By:	/s/ Alexandra Seros
Alexandra Seros, Personal Representative

By:	/s/ Alexandra Seros
Alexandra Seros

ALEXANDRA SEROS, AS TRUSTEE OF THE SEROS ULLOA FAMILY TRUST OF 1996

By:	/s/ Alexandra Seros
Alexandra Seros, Trustee
THOMAS STRICKLER, AS TRUSTEE OF THE WALTER F. ULLOA IRREVOCABLE TRUST OF 1996

By:	/s/ Thomas Strickler
Thomas Strickler, Trustee